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                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31776, No. 333-31778 and No. 333-49336) of
Harris Interactive Inc. of our reports dated July 27, 2001 relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Rochester, New York
August 31, 2001